Exhibit 10.6

Form of Waiver and Consent

            , 2007

To:

Eyeblaster, Inc. (the “Corporation”);

Stockholders of the Corporation; and

Holders of equity securities of the Corporation

Dear Madams and Sirs,

Re:	Acknowledgement, Consent and Waiver

Reference is made to that certain Series A-1 Convertible Preferred Stock Purchase Agreement dated April 16, 2007, the Amended and Restated Stockholders' Agreement dated April 26, 2007, the Repurchase Agreements dated April     , 2007 and the Amended and Restated Registration Rights Agreement dated April 26, 2007 (together, the "Agreements")

(a)	The undersigned is a stockholder and/or a holder of equity securities of the Corporation and in this respect has read and understood the terms provisions and conditions of the Agreements;

(b)	To the extent the undersigned has any rights, the undersigned hereby waives any and all pre-emptive rights, rights of first refusal, co-sale rights and any other similar rights with respect to the issuance of the Preferred A-1 Stock pursuant thereto and the repurchase by the Corporation of up to 1,724,137 shares of Common Stock par value $.001 per share of the Corporation held by certain stockholders of the Corporation, following the conversion of the various classes of preferred stock of the Corporation into Common Stock, at a price per share of fourteen and a half US Dollars ($14.5), and an aggregate purchase price of up to twenty five million US dollars ($25,000,000).

(c)	To the extent any such consent and approval is required, the undersigned hereby gives its irrevocable consent and approval to the execution by the Corporation of the Agreements and any of the transactions contemplated thereby and herein;

(d)	The undersigned hereby agrees to be deemed a party to the Agreements and to be bound by its relevant terms, conditions and provisions, and to be bound by and honor all relevant rights, preferences, restrictions and obligations applying to a “Stockholder” under the Agreements and that the relevant rights and restrictions conferred upon the undersigned, or any shares of capital stock of the Corporation that the undersigned holds (as such terms are detailed in any agreements or charter document of the Corporation) shall be amended to comply with the provisions of the Agreements.

For the removal of doubt, if the undersigned is a holder of convertible or exercisable equity securities of the Corporation that pursuant to their terms are convertible or exercisable into shares of the capital stock of the Corporation (e.g., convertible notes, warrants, options, etc., but excluding preferred shares or any other shares of capital stock of the Corporation), then the undersigned will have, and such securities be conferred upon with, all such rights, preferences, restrictions and obligations, (i) only with respect to shares of capital stock of the Corporation issued upon conversion or exercise of such convertible securities and (ii) only immediately following such exercise or conversion.

(e)	The undersigned consents and agrees to convert the shares of Preferred Stock held by it into shares of common Stock of the Corporation on a 1:1 basis, and undertakes to surrender the certificate or certificates therefore, duly endorsed, at the office of the Corporation or of any transfer agent for the shares of Preferred Stock, and hereby gives written notice to the Corporation of the election to convert the same.

(f)	The undersigned further acknowledges and agrees that any and all anti-dilution protection rights that apply to shares of capital stock that the undersigned holds, or shares that are subject to convertible or exercisable securities that the undersigned holds, shall not be triggered by the transactions contemplated by the Agreements or by the execution and implementation thereof.

(g)	The undersigned further acknowledges and agrees to, and undertakes to vote in any stockholders meeting of the Corporation or execute any unanimous written consent of stockholders of the Corporation, to the extent the undersigned is entitled to vote in a meeting of a stockholders of the Corporation, in favor of, the amendment of the charter documents of the Corporation (e.g. the Certificate of Incorporation and by-laws of the Corporation) so that such charter documents will reflect the understandings herein and in the Agreements and allow the implementation of this instrument and the Agreements.

(h)	The undersigned acknowledges and agrees that the Agreements and this undertaking shall be binding upon the undersigned, and that the terms hereof and thereof shall supersede any other agreement or instrument executed between any of the parties thereto and/or any of the Stockholders and/or any of the holders of equity securities of the Corporation, with respect to the subject matter hereof thereof (or any part thereto).

(i)	The undersigned agrees and undertakes to execute any and all additional documents reasonably necessary to accomplish and implement the provisions of the Agreements and this instrument as soon as possible and at the request and expense of the Corporation (including without limitations, stockholders resolutions, class votes, required consents (if any), etc.); and

(j)	Unless specified otherwise, capitalized terms herein shall have the meaning ascribed to them in the Agreements.

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Acknowledged, Accepted and Agreed,

Name: